EXHIBIT 99.1

MULTIMEDIA GAMES HOLDING COMPANY, INC.	PRESS RELEASE
For more information contact:	Richard Land
Adam Chibib	James Leahy
Chief Financial Officer	JCIR
Multimedia Games Holding Company, Inc.	212-835-8500 or mgam@jcir.com
512-334-7500

MULTIMEDIA GAMES RECEIVES NEVADA GAMING COMMISSION
APPROVAL FOR NEW MFORCE™ GAMING PLATFORM

AUSTIN, Texas, February 26, 2013 — Multimedia Games Holding Company, Inc. (Nasdaq: MGAM) (“Multimedia Games” or the “Company”) announced today that its new gaming platform, MForce™, has received final approval from the Nevada Gaming Commission, representing a key milestone in the Company’s entry into Nevada, the country’s largest gaming market. The approval of the MForce operating system and two video slot machine titles follows two successful technical field trials at the MGM Grand Hotel and Casino and The Orleans Hotel and Casino in Las Vegas.

With the approval from the Nevada Gaming Commission, Multimedia Games can immediately begin performance field trials with any casino operators in Nevada that run either the IGT Advantage or Bally ACSC slot management systems. The Company expects to record initial unit sales and recurring revenue placements in the second half of fiscal 2013 and plans to submit eight additional video titles in the next several weeks for approval, which the Company expects to receive in its fiscal third quarter.

Multimedia Games also plans to commence additional technical field trials of its MForce platform and game titles in the state in the coming weeks. These technical trials will be with casino operators that use the Bally SDS system and Aristocrat Oasis system.

Patrick Ramsey, President and Chief Executive Officer of Multimedia Games, commented, “The approval of our gaming platform and two slot titles is a significant milestone in our efforts to dramatically expand the Company’s total addressable market. We greatly appreciate the efforts of the Nevada Gaming Commission, the Nevada Gaming Control Board and our field trial partners. We believe our unique games and the entertainment experiences they deliver to players will appeal to operators in the state and create a long-term growth opportunity for the Company.”

About Multimedia Games Holding Company, Inc.
Through its wholly owned subsidiary, Multimedia Games Holding Company, Inc. (“Multimedia Games”) develops and distributes gaming technology. The company is a creator and supplier of comprehensive systems, content and electronic gaming units for Native American gaming markets, as well as for commercial casinos and charity and international bingo markets. Revenue is primarily derived from gaming units in operation domestically and internationally installed on revenue-sharing arrangements. Multimedia Games also supplies the central determinant system for the video lottery terminals (“VLTs”) installed at racetracks in the State of New York. The company is focused on pursuing market expansion and new product development for Class II, Class III and VLT markets. Additional information may be found at www.multimediagames.com.
Cautionary Language
This press release contains forward-looking statements based on Multimedia Games' current expectations and projections, which are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The words "believe", "expect", "continue", "intend", "plan", "seek", "estimate", project", "may", or the negative or other variations thereof or comparable terminology as they relate to Multimedia Games and its products, plans, and markets are intended to identify such forward-

looking statements. All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views, models, and assumptions of Multimedia Games, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in Multimedia Games' performance to differ materially from those expressed or implied by such forward looking statements.  These risks and uncertainties include, but are not limited to, technical, contractual or scheduling difficulties in commencing planned field trials; the ability of Multimedia Games to maintain strategic alliances; increase its unit placements, installations or installed-base; grow revenue; garner new market share; secure new licenses in new jurisdictions, including in Nevada; successfully develop or place proprietary product; comply with regulations; or have its games or platforms approved by relevant jurisdictions, including any approvals by the Nevada Gaming Commission.  Please refer to the Company’s most recent Form 10-K and subsequent filings with the Securities and Exchange Commission for a further discussion of risks and uncertainties.  All forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized.  Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release.  Multimedia Games expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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